EXHIBIT 23.1

                           CONSENT OF PERRY-SMITH LLP

                          INDEPENDENT AUDITOR'S CONSENT


         We consent to incorporation of our report dated February 20, 2004 in this Form 10-KSB, relating to the balance sheets of Ophthalmic Imaging Systems as of December 31, 2003 and 2002, and related statements of income, shareholders' equity (deficit) and cash flows for the years ended December 31, 2003 and 2002.



                                                 /s/ Perry-Smith LLP
Sacramento, California
March 24, 2004